UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 21, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	NILE PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 3, 2023, BitNile Holdings, Inc., a Delaware corporation (the “Company”) will change its corporate name from BitNile Holdings, Inc., to Ault Alliance, Inc. (the “Name Change”). The Name Change will be effected through a parent/subsidiary short form merger pursuant to an Agreement and Plan of Merger dated December 20, 2022 but effective January 3, 2023 (the “Merger Agreement”). In accordance with the Merger Agreement, the Company’s wholly owned subsidiary, Ault Alliance, Inc., a Delaware corporation (“Merger Sub”) merged with and into the Company (the “Merger”) pursuant to Section 253 of the General Corporate Law of the State of Delaware (the “DGCL”). The Company is the surviving corporation and pursuant to the Certificate of Merger (as defined below), will change its name to Ault Alliance, Inc. as of the effective date and time.

To effectuate the Merger, the Company filed a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on December 20, 2022, which is effective as of January 3, 2023. In accordance with Section 253 of the DGCL, approval of the Company’s stockholders for the Merger was not required.

The Merger and resulting Name Change do not affect the rights of security holders of the Company. The Company’s common stock will continue to be quoted on the NYSE American, but under the new symbol “AULT”. Following the Name Change, existing stock certificates, which reflect the Company’s prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

The Merger will not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue to be rights and obligations of the Company after the Merger. The Merger will not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth of the Company. With the except of the Name Change, there will be no changes to the Company’s bylaws.

The foregoing descriptions of the Merger Agreement and the Certificate of Merger are qualified in their entirety by reference to the full text of the Merger Agreement and the Certificate of Merger, copies of which are filed as Exhibits 2.1 and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 5.03.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 21, 2022, BitNile Holdings, Inc., a Delaware corporation (the “Company”) issued a press release announcing a cash dividend to holders of the Series D Preferred Stock of $0.2708333 per share. The record date for this dividend is December 31, 2022, and the payment date is January 10, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 20, 2022.
3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on December 20, 2022.
99.1	Press Release issued on December 21, 2022.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: December 21, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel